Exhibit 99.2

NOTICE OF PLAN MEETING

Claim No: CR-2025-007011

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS

OF ENGLAND AND WALES

INSOLVENCY AND COMPANIES LIST

(ChD)

IN THE MATTER OF FOSSIL (UK) GLOBAL SERVICES LTD

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

RESTRUCTURING PLAN

(under Part 26A of the Companies Act 2006)

Between

Fossil (UK) Global Services Ltd (the “Company”)

and

THE PLAN CREDITORS

NOTICE IS HEREBY GIVEN that, pursuant to an Order made by the High Court of Justice of England and Wales (the “Court”) dated 15 October 2025 (the “Convening Order”), a single meeting (the “Plan Meeting”) of such persons who are or may be creditors of the Company in respect of the US $150 million 7.00% Senior Notes due 30 November 2026 issued by Fossil Group, Inc. (the “Plan Creditors”) shall be held on Thursday, 6 November 2025 for the purpose of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court) the restructuring plan proposed pursuant to Part 26A of the Companies Act 2006 (as amended) (the “Restructuring Plan”).

A copy of the document in which the terms of the Restructuring Plan are contained and a copy of the statement required to be furnished pursuant to section 901D of the Companies Act 2006 (the “Explanatory Statement”) are available on the Plan Website at https://dm.epiq11.com/fossil. Plan Creditors can obtain access to the Plan Website by contacting Epiq Corporate Restructuring, LLC (the “Information Agent”) using the details set out below. Further details of the Restructuring Plan and instructions and guidance for Plan Creditors are set out in the Explanatory Statement. Plan Creditors are encouraged to read the Explanatory Statement carefully.

A capitalised term used in this notice which is not otherwise defined herein shall have the meaning given to it in the Explanatory Statement.

NOTICE IS ALSO HEREBY GIVEN that the Plan Meeting will be held at the offices of Weil, Gotshal & Manges LLP, 110 Fetter Lane, London EC4A 1AY, United Kingdom (and via video conference for Plan Creditors and proxies who are unable to attend the physical meeting) to commence at 2:00 p.m. (London time) / 9:00 a.m. (New York City time).

1	The Record Date for Plan Creditors to be eligible to vote and attend the Plan Meeting is Monday, 27 October 2025 (the “Record Date”).

2	All Plan Creditors as at the Record Date are requested to attend the Plan Meeting at the time and place above indicated either personally (physically or by video conference) or by proxy.

3

Plan Creditors are strongly encouraged to appoint a proxy (either the Chairperson or another person of their choice who is willing to attend the Plan Meeting) by completing and submitting a Plan Creditor Letter, and for those wanting to attend the Plan Meeting in person or to appoint a proxy other than the Chairperson, their Identification Documents, prior to the Voting Instructions Deadline, even if they intend to attend and vote in person, in case they are unable to do so for any reason. In any case, only one individual person may attend the Plan Meeting on behalf of a Plan Creditor. If a Plan Creditor does not submit a Plan Creditor Letter before the Voting Instructions Deadline, its admission to, and, thus, entitlement to vote at, the Plan Meeting (following the submission of its Identification Documents) will be at the discretion of the Chairperson.

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It is requested that instructions to appoint either the Chairperson or someone else as proxy are submitted by the Plan Creditors to the Information Agent via the Plan Creditor Letter as soon as possible and in any event so as to be received by no later than 10:00 p.m. (London time) / 5:00 p.m. (New York City time) on Monday, 3 November 2025, being the Voting Instructions Deadline.

5	For further details regarding steps to be taken for the purposes of voting, please refer to the Plan Creditor Letter, which can be found on the Plan Website at https://dm.epiq11.com/fossil.

6	Those Plan Creditors who are Sanctions Disqualified Persons are not eligible to vote on the Restructuring Plan at the Plan Meeting.

7

By the Convening Order, the Court has appointed Gemma Sage of Weil, Gotshal & Manges LLP or, failing her, another partner of Weil, Gotshal & Manges LLP, as the chairperson of the Plan Meeting (the “Chairperson”) and has directed the Chairperson to report the result of the Plan Meeting to the Court.

8	The Restructuring Plan will be subject to the subsequent approval of the Court. The Sanction Hearing is expected to be held on Monday, 10 November 2025.

9

For further information of a general nature on the Restructuring Plan, please contact Weil, Gotshal & Manges LLP, the Company’s legal advisors, for further information on the voting procedure, please contact Epiq Corporate Restructuring, LLC, the Information Agent, and for further general media enquiries in relation to the Restructuring Plan or the Notes Restructuring, please contact Brunswick Group LLP, the Group’s media contact, using the following contact details:

(a)	Weil, Gotshal & Manges LLP

Name: Andrew Wilkinson / Gemma Sage

Email address: fossil.restructuringplan@weil.com

(b)	Epiq Corporate Restructuring, LLC as Information Agent

Email address: Registration@epiqglobal.com with “Fossil” referenced in the subject line

(c)	Brunswick Group LLP, as media contact

Email address: Fossilgroup@brunswickgroup.com

10	If a Retail Holder has any questions or objections regarding the Restructuring Plan, they are encouraged to contact the Retail Advocate, without charge, using the following contact details:

Name: Jon Yorke

Email address: jy@fgadvocate.com

This notice is for informational purposes only and is not an offer to buy or sell or the solicitation of an offer to buy or sell any security.

Further details regarding the terms and conditions of the Restructuring Plan and Notes Restructuring can be found in the prospectus dated 25 September 2025 (the “Prospectus”) that has been filed with the SEC. ANY PLAN CREDITOR IS URGED TO READ THE PROSPECTUS AND OTHER DOCUMENTS THAT FOSSIL GROUP, INC. HAS FILED OR FILES WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FOSSIL GROUP, INC., THE COMPANY, THE RESTRUCTURING PLAN AND THE NOTES RESTRUCTURING.

The Prospectus and other related documents, when filed, can be obtained for free from the SEC’s website at www.sec.gov.

Epiq Corporate Restructuring, LLC is acting as the Information Agent for the Restructuring Plan and the Notes Restructuring. Questions and requests for assistance or for copies of the Prospectus may be directed to the Information Agent at its email address at: Registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

If a Retail Holder has any questions or objections regarding the Restructuring Plan or the Notes Restructuring, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

Weil, Gotshal & Manges LLP

110 Fetter Lane

London

EC4A 1AY

United Kingdom

Solicitors for the Company

Dated 16 October 2025

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